Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Fourth Quarter Net Income of $100.2 Million and Record Full-Year Earnings of $431.7 Million

Fourth Quarter 2022 Financial Highlights

•	GAAP net income of $100.2 million, or $2.06 per diluted share.
•	Average loan balances increased $3.6 billion, or 21.6%, compared to the fourth quarter of 2021.
•	Average loans increased 21.0% on a linked-quarter, annualized basis.
•	Average deposits grew 21.2% on a linked-quarter, annualized basis.
•	Net interest income increased 5.0% from the linked quarter.
•	Noninterest income increased 5.7% as compared to the fourth quarter of 2021, equal to 33.9% of total revenue.
•	Net interest margin expanded seven basis points from the linked quarter.
•	Credit quality remained strong, with net charge-offs of just 0.04% of average loans.

KANSAS CITY, Mo. (January 24, 2023) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the fourth quarter of 2022 of $100.2 million, or $2.06 per diluted share, compared to $88.0 million, or $1.81 per diluted share, in the third quarter of 2022 (linked quarter) and $78.5 million, or $1.61 per diluted share, in the fourth quarter of 2021.

Net operating income, a non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure, was $101.1 million, or $2.07 per diluted share, for the fourth quarter of 2022, compared to $88.3 million, or $1.82 per diluted share, for the linked quarter and $78.9 million, or $1.62 per diluted share, for the fourth quarter of 2021. Operating pre-tax, pre-provision income (Operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $134.1 million, or $2.75 per diluted share, for the fourth quarter of 2022, compared to $131.2 million, or $2.70 per diluted share, for the linked quarter, and $107.4 million, or $2.20 per diluted share, for the fourth quarter of 2021. These operating PTPP results represent increases of 2.2% on a linked-quarter basis and 24.8%, compared to the fourth quarter of 2021.

“As we enter the 110th year of business, our strong balance sheet and differentiated business mix position us well to deliver solid returns across all economic cycles, driven by our basic tenet of providing the Unparalleled Customer Experience to all our key constituents,” said Mariner Kemper, chairman, president and chief executive officer. “Our fourth quarter results capped off another year of record earnings, facilitated by strong balance sheet growth, stable credit metrics and contributions from our differentiated fee income sources. Revenue increased 14.4% over the prior year to $1.5 billion, driven by a 13.2% increase in average loans, 8.3% increase in average deposits, and an 18.6% percent increase in noninterest income. In 2022, we generated actual loan growth of nearly $4 billion, or more than three times the $1.1 billion we added in the prior calendar year. Our asset quality metrics remained solid as reflected in net loan charge-off rate of 21 basis points for the year. Nonperforming assets comprised a modest five basis points of total assets. We’ve long focused on operating leverage, and for the full year, we generated positive leverage of 6.7%.”

Fourth Quarter 2022 earnings discussion

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q4	Q3	Q4
	2022	2022	2021
Net income (GAAP)	$100,173	$87,990	$78,496
Earnings per share (diluted)	2.06	1.81	1.61

Operating pre-tax, pre-provision income (Non-GAAP)	134,054	131,166	107,415
Operating pre-tax, pre-provision earnings per share (diluted)	2.75	2.70	2.20

Operating pre-tax, pre-provision income - FTE (Non-GAAP)	140,717	137,620	113,898
Operating pre-tax, pre-provision earnings per share - FTE (diluted)	2.89	2.83	2.33

Net operating income (Non-GAAP)	101,092	88,259	78,921
Operating earnings per share (diluted)	2.07	1.82	1.62

GAAP
Return on average assets	1.06%	0.96%	0.82%
Return on average equity	15.16	12.90	9.91
Efficiency ratio	63.72	63.58	67.78

Non-GAAP
Operating return on average assets	1.07%	0.96%	0.82%
Operating return on average equity	15.30	12.94	9.97
Operating efficiency ratio	63.39	63.49	67.61

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Net interest income	$245,166	$233,485	$210,570	$11,681	$34,596
Noninterest income:
Trust and securities processing	59,207	59,586	58,515	(379)	692
Trading and investment banking	5,251	5,387	6,977	(136)	(1,726)
Service charges on deposit accounts	19,758	19,932	21,607	(174)	(1,849)
Insurance fees and commissions	459	375	359	84	100
Brokerage fees	13,332	13,840	3,346	(508)	9,986
Bankcard fees	19,597	19,379	16,642	218	2,955
Investment securities (losses) gains, net	(409)	(1,345)	1,448	936	(1,857)
Other	8,302	11,569	9,888	(3,267)	(1,586)
Total noninterest income	$125,497	$128,723	$118,782	$(3,226)	$6,715
Total revenue	$370,663	$362,208	$329,352	$8,455	$41,311
Net interest income (FTE)	$251,829	$239,939	$217,053
Net interest margin (FTE)	2.83%	2.76%	2.37%
Total noninterest income as a % of total revenue	33.9	35.5	36.1

Net interest income

•

Fourth quarter 2022 net interest income totaled $245.2 million, an increase of $11.7 million, or 5.0% from the linked quarter, driven by an increase of $1.0 billion in average loans and the impact from higher short-term and long-term interest rates.

•

Average earning assets increased $831.6 million, or 2.4% from the linked quarter, largely driven by the increase in average loans noted above, an increase of $502.8 million in interest-bearing due from banks, partially offset by a decrease of $488.8 million in average securities.

•

Average interest-bearing liabilities increased $987.5 million, or 4.8% from the linked quarter, primarily driven by an increase of $1.5 billion in interest-bearing deposits, partially offset by a decrease of $631.0 million in federal funds purchased and repurchase agreements.

•

Net interest margin for the fourth quarter was 2.83%, an increase of seven basis points from the linked quarter, driven by benefits of higher short-term interest rates, loan fees, favorable earning asset mix changes, and the benefit of free funds, partially offset by increased cost of interest-bearing liabilities. Average loan yields increased 89 basis points while earning asset yields increased 67 basis points from the linked quarter. The cost of interest-bearing liabilities increased 94 basis points to 2.22%.

•

On a year-over-year basis, net interest income increased $34.6 million, or 16.4%, driven by a $3.6 billion, or 21.6% increase in average loans, coupled with a $402.7 million, or 3.1% increase in average securities. These increases were driven by organic loan growth and a reduction in excess liquidity.

•

Average earning assets decreased $1.0 billion, or 2.8%, largely driven by a decrease of $4.6 billion in interest-bearing due from banks, partially offset by the increases in average loans and securities noted above.

•

Average deposits increased 5.3% on a linked-quarter basis and decreased 0.8% compared to the fourth quarter of 2021. Average noninterest-bearing demand deposit balances increased 0.5% on a linked-quarter basis and decreased 5.1% compared to the fourth quarter of 2021. Demand deposit balances comprised 39.7% of total deposits, compared to 41.6% in the linked quarter and 41.5% in the fourth quarter of 2021.

Noninterest income

•	Fourth quarter 2022 noninterest income decreased $3.2 million, or 2.5%, on a linked-quarter basis, largely due to:
o

Decreases of $2.3 million in company-owned life insurance income and $0.9 million in derivative income, both recorded in other income. The decrease in company-owned life insurance is offset by a proportionate decrease in deferred compensation expense as noted below.

o	A decrease of $0.5 million in brokerage income, largely driven by a decrease in money market income.
o	These decreases were partially offset by an increase of $0.9 million in investment securities gains.
•	Compared to the prior year, noninterest income in the fourth quarter of 2022 increased $6.7 million, or 5.7%, primarily driven by:
o	An increase of $10.0 million in brokerage income, largely driven by increases in 12b-1 fees and money market income.
o	An increase of $3.0 million in bankcard income, driven by increased interchange income and reduced rewards expense.

o

An increase of $1.0 million in company-owned life insurance income, recorded in other income. The increase in company-owned life insurance is offset by a proportionate increase in deferred compensation expense as noted below.

o	These increases were partially offset by the following decreases:
▪

A decrease of $1.9 million in investment securities gains, largely driven by $2.7 million in gains on sales of available-for-sale securities in the prior year, offset by an increase of $0.9 million in the valuation of the company’s equity investments.

▪

A decrease of $1.8 million in service charges on deposits primarily due to reduced corporate service charge income and decreased healthcare services income related to customer transfer and conversion fees.

▪	Decreases of $2.0 million in derivative income, recorded in other income, and $1.7 million in trading and investment banking due to decreased trading volume.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Salaries and employee benefits	$135,940	$136,467	$131,360	$(527)	$4,580
Occupancy, net	12,409	12,231	10,907	178	1,502
Equipment	18,969	18,811	19,886	158	(917)
Supplies and services	3,697	3,139	4,646	558	(949)
Marketing and business development	8,788	6,671	6,528	2,117	2,260
Processing fees	23,545	20,901	19,083	2,644	4,462
Legal and consulting	10,664	10,255	10,858	409	(194)
Bankcard	7,369	6,551	4,865	818	2,504
Amortization of other intangible assets	1,649	1,092	1,110	557	539
Regulatory fees	4,232	4,200	3,393	32	839
Other	10,556	11,078	9,847	(522)	709
Total noninterest expense	$237,818	$231,396	$222,483	$6,422	$15,335

•

Noninterest expense for the fourth quarter of 2022 was $237.8 million, an increase of $6.4 million, or 2.8%, from the linked quarter and an increase of $15.3 million, or 6.9%, from the fourth quarter of 2021.

•	The linked-quarter increase in noninterest expense was driven by:
o

Increases of $2.6 million in processing fees and $2.1 million in marketing and business development expense due to the ongoing modernization of the company’s core systems and timing of multiple projects, respectively. The increase in marketing and business development expense was also partially driven by an increase in advertising for various projects and an increase in travel and entertainment expense.

o

Increases of $0.8 million, $0.6 million, and $0.6 million in bankcard expense, supplies expense, and intangible amortization expense, respectively.  The increase in amortization expense is related to the acquisition of the healthcare savings account business from Old National Bank, completed in the fourth quarter of 2022.

o

These increases were partially offset by a decrease of $0.5 million in salaries and employee benefits expense. This decrease was driven by a decrease of $2.7 million in employee benefits expense, partially offset by an increase of $2.2 million in salaries and bonus expense. The decrease in employee benefits expense was driven by a $1.5 million decrease in deferred compensation expense and a $1.0 million decrease in payroll taxes, insurance, and 401(k) expense as employee maximums were reached during the quarter.  This decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.

•	The year-over-year increase in noninterest expense was driven by:
o

An increase of $4.6 million in salaries and employee benefits expense, driven primarily by increases of $7.7 million in salaries and wage expense and $2.3 million in employee benefits expense, primarily due to an increase of $1.1 million in payroll taxes, insurance, and 401(k) expense, and an increase of $0.7 million in deferred compensation expense. These increases were partially offset by a decrease of $5.4 million in bonus and commission expense. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.

o

Increases of $4.5 million and $2.3 million in processing fees and marketing and business development expense, respectively, due to the ongoing modernization of the company’s core systems and timing of multiple projects, respectively. The increase in marketing and business development expense was also partially driven by an increase in advertising for various projects and an increase in travel and entertainment expense.

o	Increases of $2.5 million and $1.5 million in bankcard expense and occupancy expense, respectively.

Full year 2022 earnings discussion

Net income for the year ended December 31, 2022 was $431.7 million, or $8.86 per diluted share, compared to $353.0 million, or $7.24 per diluted share in 2021. Net operating income, a non-GAAP financial measure reconciled to net income, the nearest comparable GAAP measure, later in this release, was $433.0 million, or $8.88 per diluted share, compared to $354.4 million, or $7.27 per diluted share in 2021. These results represent increases of 22.3% and 22.2%, respectively. Operating PTPP, a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $571.7 million, or $11.73 per diluted share, compared to $450.9 million, or $9.26 per diluted share, for 2021. These results represent an increase of 26.8% as compared to 2021.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	December	December
	YTD	YTD
	2022	2021
Net income (GAAP)	$431,682	$353,018
Earnings per share (diluted)	8.86	7.24

Operating pre-tax, pre-provision income (Non-GAAP)	571,671	450,896
Operating pre-tax, pre-provision earnings per share (diluted)	11.73	9.26

Operating pre-tax, pre-provision income - FTE (Non-GAAP)	597,465	477,230
Operating pre-tax, pre-provision earnings per share - FTE (diluted)	12.26	9.79

Net operating income (Non-GAAP)	433,020	354,446
Operating earnings per share (diluted)	8.88	7.27

GAAP
Return on average assets	1.15%	1.00%
Return on average equity	15.83	11.43
Efficiency ratio	60.84	65.02

Non-GAAP
Operating return on average assets	1.15%	1.00%
Operating return on average equity	15.88	11.47
Operating efficiency ratio	60.72	64.87

•

Net interest income increased $98.3 million, or 12.1%, year-over-year due to a $2.1 billion increase in earning assets and the impact from increased short-term and long-term interest rates. The increase in earning assets was primarily driven by a $2.2 billion, or 13.2%, increase in average loans, and an increase of $1.8 billion, or 15.7% in average securities. This growth was partially offset by a decrease of $1.7 billion in interest-bearing due from banks. Average interest-bearing liabilities increased $583.1 million, while noninterest-bearing demand deposits increased $2.0 billion, or 17.9%. The yield on earning assets increased 62 basis points, while the cost of interest-bearing liabilities increased 84 basis points.  Net interest margin for 2022 was 2.63%, an increase of 13 basis points from 2021.

•	Full-year noninterest income increased $87.1 million, or 18.6%, due to:
o	An increase of $53.4 million in investment securities gains, largely driven by the gain on the sale of the company’s Visa Inc. Class B common shares during the second quarter of 2022.
o	An increase of $30.8 million in brokerage fees, primarily driven by higher 12b-1 and money market income.
o

An increase of $13.1 million in trust and securities processing, due to increases of $12.9 million and $6.5 million in fund services income and corporate trust income, respectively, partially offset by a decrease of $6.3 million in trust income.

o

These increases were partially offset by a decrease of $10.1 million in company-owned life insurance income, recorded in other income.  The decrease in company-owned life insurance is offset by a proportionate decrease in deferred compensation expense as noted below.

•	Full-year noninterest expense increased $64.5 million, or 7.7%, primarily due to:
o	An increase of $20.0 million in salaries and employee benefits expense, driven by an increase of $21.8 million in salaries and bonus expense, partially offset by a decrease of

$1.9 million in employee benefits expense. The increase in salaries and bonus expense was driven by higher salaries and improved company performance.  The decrease in employee benefits expense was due to a decrease of $9.5 million in deferred compensation expense, partially offset by an increase of $5.0 million in payroll taxes, insurance, and 401(k) expense. This decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.

o	An increase of $14.7 million in processing fees due to the ongoing modernization of the company’s core systems and timing of multiple projects.
o

Increases of $7.2 million and $6.7 million in marketing and business development and legal and consulting expense, respectively, due to the timing of multiple projects. The increase in marketing and business development expense was also partially driven by an increase in advertising for various projects and an increase in travel and entertainment expense.

o	An increase of $7.2 million in bankcard expense primarily due to higher processing expense and bankcard fraud losses.
o	Increases of $6.1 million in operational losses and $2.4 million in charitable contributions, both recorded in other expense.

Income taxes

•

The company’s effective tax rate was 18.9% for the year ended December 31, 2022, compared to 17.7% for the same period in 2021. The increase in the effective rate in 2022 is primarily attributable to a smaller portion of income being earned from tax-exempt municipal securities.

Balance sheet

•	Average total assets for the fourth quarter of 2022 were $37.3 billion compared to $36.3 billion for the linked quarter and $38.1 billion for the same period in 2021.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Commercial and industrial	$8,891,356	$8,417,174	$6,994,935	$474,182	$1,896,421
Specialty lending	559,200	559,797	484,552	(597)	74,648
Commercial real estate	7,323,877	6,892,484	6,218,138	431,393	1,105,739
Consumer real estate	2,678,771	2,574,926	2,272,498	103,845	406,273
Consumer	145,811	142,348	107,841	3,463	37,970
Credit cards	457,043	438,235	414,267	18,808	42,776
Leases and other	238,603	259,298	200,417	(20,695)	38,186
Total loans	$20,294,661	$19,284,262	$16,692,648	$1,010,399	$3,602,013

•	Average loans for the fourth quarter of 2022 increased 5.2% on a linked-quarter basis and 21.6% compared to the fourth quarter of 2021.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Securities available for sale:
U.S. Treasury	$752,339	$746,429	$69,398	$5,910	$682,941
U.S. Agencies	171,171	173,980	93,619	(2,809)	77,552
Mortgage-backed	4,027,120	4,363,838	7,395,528	(336,718)	(3,368,408)
State and political subdivisions	1,353,307	1,600,043	3,437,841	(246,736)	(2,084,534)
Corporates	366,131	381,151	236,743	(15,020)	129,388
Collateralized loan obligations	328,475	300,475	38,099	28,000	290,376
Total securities available for sale	$6,998,543	$7,565,916	$11,271,228	$(567,373)	$(4,272,685)
Securities held to maturity:
U.S. Agencies	$123,077	$123,048	$—	$29	$123,077
Mortgage-backed	2,983,489	3,039,998	105,622	(56,509)	2,877,867
State and political subdivisions	2,765,717	2,621,633	1,089,587	144,084	1,676,130
Total securities held to maturity	$5,872,283	$5,784,679	$1,195,209	$87,604	$4,677,074
Trading securities	11,799	5,651	29,426	6,148	(17,627)
Other securities	315,748	330,950	299,829	(15,202)	15,919
Total securities	$13,198,373	$13,687,196	$12,795,692	$(488,823)	$402,681

•	Average total securities decreased 3.6% on a linked-quarter basis and increased 3.1% compared to the fourth quarter of 2021.
Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2022	2022	2021	LQ	PY
Deposits:
Noninterest-bearing demand	$12,454,413	$12,394,251	$13,124,918	$60,162	$(670,505)
Interest-bearing demand and savings	17,952,568	16,723,205	17,809,817	1,229,363	142,751
Time deposits	966,969	679,994	701,836	286,975	265,133
Total deposits	$31,373,950	$29,797,450	$31,636,571	$1,576,500	$(262,621)
Noninterest bearing deposits as % of total	39.7%	41.6%	41.5%

•	Average deposits increased 5.3% on a linked-quarter basis and decreased 0.8% compared to the fourth quarter of 2021.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	December 31, 2022	September 30, 2022	December 31, 2021
Total equity	$2,667,093	$2,523,545	$3,145,424
Book value per common share	55.20	52.24	64.95
Tangible book value per common share (Non-GAAP)	49.28	48.19	61.05

Regulatory capital:
Common equity Tier 1 capital	$3,129,030	$3,132,209	$2,885,576
Tier 1 capital	3,129,030	3,132,209	2,885,576
Total capital	3,682,619	3,679,116	3,324,284

Regulatory capital ratios:
Common equity Tier 1 capital ratio	10.62%	11.18%	12.05%
Tier 1 risk-based capital ratio	10.62	11.18	12.05
Total risk-based capital ratio	12.50	13.13	13.88
Tier 1 leverage ratio	8.43	8.66	7.61

•	At December 31, 2022, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q2	Q1	Q4
	2022	2022	2022	2022	2021
Net charge-offs - total loans	$2,189	$1,173	$28,128	$8,378	$8,061
Net loan charge-offs as a % of total average loans	0.04%	0.02%	0.62%	0.20%	0.19%
Loans over 90 days past due	$1,617	$2,513	$3,446	$3,600	$2,633
Loans over 90 days past due as a % of total loans	0.01%	0.01%	0.02%	0.02%	0.02%
Nonaccrual and restructured loans	$19,269	$19,817	$18,117	$110,356	$92,300
Nonaccrual and restructured loans as a % of total loans	0.09%	0.10%	0.10%	0.62%	0.54%
Provision for credit losses	$9,000	$22,000	$13,400	$(6,500)	$8,500

•

Provision for credit losses for the fourth quarter decreased $13.0 million from the linked quarter and increased $0.5 million from the fourth quarter of 2021. These changes are driven by loan growth, portfolio credit metric changes, and changes in macro-economic metrics in the current period as compared to the prior periods.

•

Net charge-offs for the fourth quarter totaled $2.2 million, or 0.04%, of average loans, compared to $1.2 million, or 0.02%, of average loans in the linked quarter, and $8.1 million, or 0.19%, of average loans for the fourth quarter of 2021. On a year-to-date basis, net charge-offs totaled $39.9 million, or 0.21%, of average loans, compared to $44.9 million, or 0.27%, of average loans, for the same period in 2021.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.38 per share quarterly cash dividend, payable on April 3, 2023, to shareholders of record at the close of business on March 10, 2023.

Conference Call

The company plans to host a conference call to discuss its fourth quarter 2022 earnings results on Wednesday, January 25, 2023, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 844-200-6205 or (international) 646-904-5544 and requesting to join the UMB Financial call with access code 216125. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 4Q 2022 Conference Call

A replay of the conference call may be heard through February 8, 2023 by calling (toll-free)

866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 239596. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we may provide information about net operating income, operating earnings per share – diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the company’s fundamental operating performance. COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional equipment, cleaning, and janitorial supplies to protect the well-being of our associates and customers while on the company’s premises.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, and COVID-19 related expense.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense and COVID-19 related expense.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2021, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and other challenges and uncertainties related to the COVID-19 pandemic, such as the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve, and impacts related to or resulting from Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(dollars in thousands)
	December 31,
	2022	2021
	(unaudited)	(audited)
ASSETS
Loans	$21,031,189	$17,170,871
Allowance for credit losses on loans	(191,836)	(194,771)
Net loans	20,839,353	16,976,100
Loans held for sale	1,978	1,277
Securities:
Available for sale	7,006,347	11,976,514
Held to maturity, net of allowance for credit losses	5,859,192	1,478,476
Trading securities	17,980	31,875
Other securities	349,758	327,098
Total securities	13,233,277	13,813,963
Federal funds sold and resell agreements	958,597	1,216,357
Interest-bearing due from banks	1,179,105	8,841,906
Cash and due from banks	500,682	413,821
Premises and equipment, net	263,649	270,933
Accrued income	189,231	131,102
Goodwill	207,385	174,518
Other intangibles, net	78,724	14,416
Other assets	1,060,480	839,091
Total assets	$38,512,461	$42,693,484

LIABILITIES
Deposits:
Noninterest-bearing demand	$13,260,363	$16,342,642
Interest-bearing demand and savings	18,461,632	18,405,644
Time deposits under $250,000	379,087	403,660
Time deposits of $250,000 or more	538,051	447,981
Total deposits	32,639,133	35,599,927
Federal funds purchased and repurchase agreements	2,222,167	3,238,435
Long-term debt	381,311	271,544
Accrued expenses and taxes	239,624	249,492
Other liabilities	363,133	188,662
Total liabilities	35,845,368	39,548,060

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,125,949	1,110,520
Retained earnings	2,536,086	2,176,998
Accumulated other comprehensive (loss) income, net	(702,735)	126,314
Treasury stock	(347,264)	(323,465)
Total shareholders' equity	2,667,093	3,145,424
Total liabilities and shareholders' equity	$38,512,461	$42,693,484

Consolidated Statements of Income	UMB Financial Corporation
(dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(audited)
INTEREST INCOME
Loans	$273,648	$155,324	$810,007	$619,273
Securities:
Taxable interest	51,441	37,376	192,121	127,625
Tax-exempt interest	25,105	24,140	97,190	98,305
Total securities income	76,546	61,516	289,311	225,930
Federal funds and resell agreements	7,106	2,286	19,109	10,048
Interest-bearing due from banks	9,373	2,182	18,582	5,417
Trading securities	139	275	511	854
Total interest income	366,812	221,583	1,137,520	861,522
INTEREST EXPENSE
Deposits	97,484	6,299	167,553	26,412
Federal funds and repurchase agreements	18,848	1,673	40,703	6,934
Other	5,314	3,041	15,467	12,655
Total interest expense	121,646	11,013	223,723	46,001
Net interest income	245,166	210,570	913,797	815,521
Provision for credit losses	9,000	8,500	37,900	20,000
Net interest income after provision for credit losses	236,166	202,070	875,897	795,521
NONINTEREST INCOME
Trust and securities processing	59,207	58,515	237,207	224,126
Trading and investment banking	5,251	6,977	23,201	30,939
Service charges on deposit accounts	19,758	21,607	85,167	86,056
Insurance fees and commissions	459	359	1,338	1,309
Brokerage fees	13,332	3,346	43,019	12,171
Bankcard fees	19,597	16,642	73,451	64,576
Investment securities (losses) gains, net	(409)	1,448	58,444	5,057
Other	8,302	9,888	32,406	42,941
Total noninterest income	125,497	118,782	554,233	467,175
NONINTEREST EXPENSE
Salaries and employee benefits	135,940	131,360	524,431	504,442
Occupancy, net	12,409	10,907	48,848	47,345
Equipment	18,969	19,886	74,259	78,398
Supplies and services	3,697	4,646	13,590	14,986
Marketing and business development	8,788	6,528	25,699	18,533
Processing fees	23,545	19,083	82,227	67,563
Legal and consulting	10,664	10,858	39,095	32,406
Bankcard	7,369	4,865	26,367	19,145
Amortization of other intangible assets	1,649	1,110	5,037	4,757
Regulatory fees	4,232	3,393	15,378	11,894
Other	10,556	9,847	43,188	34,167
Total noninterest expense	237,818	222,483	898,119	833,636
Income before income taxes	123,845	98,369	532,011	429,060
Income tax expense	23,672	19,873	100,329	76,042
NET INCOME	$100,173	$78,496	$431,682	$353,018

PER SHARE DATA
Net income – basic	$2.07	$1.62	$8.93	$7.31
Net income – diluted	2.06	1.61	8.86	7.24
Dividends	0.38	0.37	1.49	1.38
Weighted average shares outstanding – basic	48,310,993	48,371,296	48,340,922	48,271,462
Weighted average shares outstanding – diluted	48,735,088	48,854,383	48,747,399	48,738,292

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(dollars in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(audited)
Net income	$100,173	$78,496	$431,682	$353,018
Other comprehensive income (loss), before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	64,924	(46,275)	(1,137,417)	(244,695)
Less: Reclassification adjustment for gains included in net income	—	(2,739)	—	(7,817)
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	11,186	—	36,894	—
Change in unrealized gains and losses on debt securities	76,110	(49,014)	(1,100,523)	(252,512)
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	170	(407)	12,608	3,106
Less: Reclassification adjustment for gains included in net income	(1,942)	(802)	(5,353)	(3,352)
Change in unrealized gains and losses on derivative hedges	(1,772)	(1,209)	7,255	(246)
Other comprehensive income (loss), before tax	74,338	(50,223)	(1,093,268)	(252,758)
Income tax (expense) benefit	(17,813)	12,230	264,219	60,732
Other comprehensive income (loss)	56,525	(37,993)	(829,049)	(192,026)
Comprehensive income (loss)	$156,698	$40,503	$(397,367)	$160,992

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(dollars in thousands except per share data)
(audited)	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance - January 1, 2021	$55,057	$1,090,450	$1,891,246	$318,340	$(338,145)	$3,016,948
Total comprehensive income (loss)	—	—	353,018	(192,026)	—	160,992
Dividends ($1.38 per share)	—	—	(67,266)	—	—	(67,266)
Purchase of treasury stock	—	—	—	—	(5,506)	(5,506)
Issuances of equity awards, net of forfeitures	—	(4,605)	—	—	5,299	694
Recognition of equity-based compensation	—	20,514	—	—	—	20,514
Sale of treasury stock	—	316	—	—	283	599
Exercise of stock options	—	3,845	—	—	14,604	18,449
Balance - December 31, 2021	$55,057	$1,110,520	$2,176,998	$126,314	$(323,465)	$3,145,424

(unaudited)
Balance - January 1, 2022	$55,057	$1,110,520	$2,176,998	$126,314	$(323,465)	$3,145,424
Total comprehensive income (loss)	—	—	431,682	(829,049)	—	(397,367)
Dividends ($1.49 per share)	—	—	(72,594)	—	—	(72,594)
Purchase of treasury stock	—	—	—	—	(31,997)	(31,997)
Issuances of equity awards, net of forfeitures	—	(6,143)	—	—	6,822	679
Recognition of equity-based compensation	—	20,812	—	—	—	20,812
Sale of treasury stock	—	351	—	—	245	596
Exercise of stock options	—	409	—	—	1,131	1,540
Balance - December 31, 2022	$55,057	$1,125,949	$2,536,086	$(702,735)	$(347,264)	$2,667,093

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended December 31,
	2022		2021
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$20,294,661	5.35%	$16,692,648	3.69%
Securities:
Taxable	9,382,837	2.18	8,607,960	1.72
Tax-exempt	3,803,737	3.31	4,158,306	2.92
Total securities	13,186,574	2.50	12,766,266	2.11
Federal funds and resell agreements	656,092	4.30	1,099,090	0.83
Interest bearing due from banks	1,135,356	3.28	5,712,993	0.15
Trading securities	11,799	5.31	29,426	4.41
Total earning assets	35,284,482	4.20	36,300,423	2.49
Allowance for credit losses	(188,299)		(196,891)
Other assets	2,243,437		1,974,579
Total assets	$37,339,620		$38,078,111

Liabilities and Shareholders' Equity
Interest-bearing deposits	$18,919,537	2.04%	$18,511,653	0.13%
Federal funds and repurchase agreements	2,424,171	3.08	2,611,151	0.25
Borrowed funds	396,874	5.31	271,296	4.45
Total interest-bearing liabilities	21,740,582	2.22	21,394,100	0.20
Noninterest-bearing demand deposits	12,454,413		13,124,918
Other liabilities	522,932		417,015
Shareholders' equity	2,621,693		3,142,078
Total liabilities and shareholders' equity	$37,339,620		$38,078,111
Net interest spread		1.98%		2.29%
Net interest margin		2.83		2.37

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Year Ended December 31,
	2022		2021
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$18,823,810	4.30%	$16,629,867	3.72%
Securities:
Taxable	9,616,691	2.00	7,422,432	1.72
Tax-exempt	3,885,153	3.16	4,246,943	2.93
Total securities	13,501,844	2.33	11,669,375	2.16
Federal funds and resell agreements	965,911	1.98	1,234,533	0.81
Interest bearing due from banks	2,408,468	0.77	4,063,089	0.13
Trading securities	12,076	4.96	23,480	4.33
Total earning assets	35,712,109	3.26	33,620,344	2.64
Allowance for credit losses	(184,072)		(204,705)
Other assets	2,050,976		1,912,911
Total assets	$37,579,013		$35,328,550

Liabilities and Shareholders' Equity
Interest-bearing deposits	$18,063,498	0.93%	$17,678,122	0.15%
Federal funds and repurchase agreements	2,777,089	1.47	2,618,034	0.26
Borrowed funds	309,204	5.00	270,498	4.68
Total interest-bearing liabilities	21,149,791	1.06	20,566,654	0.22
Noninterest-bearing demand deposits	13,264,146		11,254,761
Other liabilities	438,772		418,021
Shareholders' equity	2,726,304		3,089,114
Total liabilities and shareholders' equity	$37,579,013		$35,328,550
Net interest spread		2.20%		2.42%
Net interest margin		2.63		2.50

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$151,856	$55,063	$38,247	$245,166
Provision for credit losses	7,668	93	1,239	9,000
Noninterest income	22,233	80,055	23,209	125,497
Noninterest expense	86,682	86,791	64,345	237,818
Income (loss) before taxes	79,739	48,234	(4,128)	123,845
Income tax expense (benefit)	15,242	9,219	(789)	23,672
Net income (loss)	$64,497	$39,015	$(3,339)	$100,173

	Three Months Ended December 31, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$149,834	$23,044	37,692	$210,570
Provision for credit losses	7,446	90	964	8,500
Noninterest income	22,110	70,713	25,959	118,782
Noninterest expense	84,541	74,885	63,057	222,483
Income (loss) before taxes	79,957	18,782	(370)	98,369
Income tax expense (benefit)	16,153	3,794	(74)	19,873
Net income (loss)	$63,804	$14,988	$(296)	$78,496

	Year Ended December 31, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$596,031	$159,679	$158,087	$913,797
Provision for credit losses	32,851	495	4,554	37,900
Noninterest income	122,614	323,794	107,825	554,233
Noninterest expense	332,912	320,976	244,231	898,119
Income before taxes	352,882	162,002	17,127	532,011
Income tax expense	66,548	30,551	3,230	100,329
Net income	$286,334	$131,451	$13,897	$431,682

	Year Ended December 31, 2021
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$579,992	$87,644	$147,885	$815,521
Provision for credit losses	15,543	630	3,827	20,000
Noninterest income	84,417	273,483	109,275	467,175
Noninterest expense	306,424	292,142	235,070	833,636
Income before taxes	342,442	68,355	18,263	429,060
Income tax expense	60,691	12,113	3,238	76,042
Net income	$281,751	$56,242	$15,025	$353,018

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at December 31, 2022.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (GAAP)	$100,173	$78,496	$431,682	$353,018
Adjustments:
Acquisition expense	851	18	922	18
Severance expense	358	359	838	1,122
COVID-19 related expense	—	169	—	696
Tax-impact of adjustments (i)	(290)	(121)	(422)	(408)
Total Non-GAAP adjustments (net of tax)	919	425	1,338	1,428
Net operating income (Non-GAAP)	$101,092	$78,921	$433,020	$354,446

Earnings per share - diluted (GAAP)	$2.06	$1.61	$8.86	$7.24
Acquisition expense	0.02	—	0.02	—
Severance expense	0.01	0.01	0.02	0.02
COVID-19 related expense	—	—	—	0.02
Tax-impact of adjustments (i)	(0.02)	—	(0.02)	(0.01)
Operating earnings per share - diluted (Non-GAAP)	$2.07	$1.62	$8.88	$7.27

GAAP
Return on average assets	1.06%	0.82%	1.15%	1.00%
Return on average equity	15.16	9.91	15.83	11.43

Non-GAAP
Operating return on average assets	1.07%	0.82%	1.15%	1.00%
Operating return on average equity	15.30	9.97	15.88	11.47

(i) Calculated using the company’s marginal tax rate of 24.0% in 2022 and 22.2% in 2021.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Noninterest expense	$237,818	$222,483	$898,119	$833,636
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	851	18	922	18
Severance expense	358	359	838	1,122
COVID-19 related expense	—	169	—	696
Total Non-GAAP adjustments (pre-tax)	1,209	546	1,760	1,836
Operating noninterest expense (Non-GAAP)	$236,609	$221,937	$896,359	$831,800

Noninterest expense	$237,818	$222,483	$898,119	$833,636
Less: Amortization of other intangibles	1,649	1,110	5,037	4,757
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$236,169	$221,373	$893,082	$828,879

Operating noninterest expense	$236,609	$221,937	$896,359	$831,800
Less: Amortization of other intangibles	1,649	1,110	5,037	4,757
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$234,960	$220,827	$891,322	$827,043

Net interest income	$245,166	$210,570	$913,797	$815,521
Noninterest income	125,497	118,782	554,233	467,175
Less: Gains on sales of securities available for sale, net	—	2,739	—	7,817
Total Non-GAAP Revenue (denominator A)	$370,663	$326,613	$1,468,030	$1,274,879

Efficiency ratio (numerator A/denominator A)	63.72%	67.78%	60.84%	65.02%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	63.39	67.61	60.72	64.87

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net interest income (GAAP)	$245,166	$210,570	$913,797	$815,521
Noninterest income (GAAP)	125,497	118,782	554,233	467,175

Noninterest expense (GAAP)	237,818	222,483	898,119	833,636
Adjustments to arrive at operating noninterest expense:
Acquisition expense	851	18	922	18
Severance expense	358	359	838	1,122
COVID-19 related expense	—	169	—	696
Total Non-GAAP adjustments	1,209	546	1,760	1,836
Operating noninterest expense (Non-GAAP)	236,609	221,937	896,359	831,800
Operating pre-tax, pre-provision income (Non-GAAP)	$134,054	$107,415	$571,671	$450,896

Net interest income earnings per share - diluted (GAAP)	$5.03	$4.31	$18.75	$16.73
Noninterest income (GAAP)	2.57	2.43	11.37	9.59
Noninterest expense (GAAP)	4.88	4.55	18.43	17.10
Acquisition expense	0.02	—	0.02	—
Severance expense	0.01	0.01	0.02	0.02
COVID-19 related expense	—	—	—	0.02
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$2.75	$2.20	$11.73	$9.26

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net interest income (GAAP)	$245,166	$210,570	$913,797	$815,521
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,663	6,483	25,794	26,334
Net interest income - FTE (Non-GAAP)	251,829	217,053	939,591	841,855

Noninterest income (GAAP)	125,497	118,782	554,233	467,175

Noninterest expense (GAAP)	237,818	222,483	898,119	833,636
Adjustments to arrive at operating noninterest expense:
Acquisition expense	851	18	922	18
Severance expense	358	359	838	1,122
COVID-19 related expense	—	169	—	696
Total Non-GAAP adjustments	1,209	546	1,760	1,836
Operating noninterest expense (Non-GAAP)	236,609	221,937	896,359	831,800
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$140,717	$113,898	$597,465	$477,230

Net interest income earnings per share - diluted (GAAP)	$5.03	$4.31	$18.75	$16.73
Tax equivalent interest	0.14	0.13	0.53	0.53
Net interest income - FTE (Non-GAAP)	5.17	4.44	19.28	17.26
Noninterest income (GAAP)	2.57	2.43	11.37	9.59
Noninterest expense (GAAP)	4.88	4.55	18.43	17.10
Acquisition expense	0.02	—	0.02	—
Severance expense	0.01	0.01	0.02	0.02
COVID-19 related expense	—	—	—	0.02
Operating pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$2.89	$2.33	$12.26	$9.79

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of December 31,
	2022	2021
Total shareholders' equity (GAAP)	$2,667,093	$3,145,424
Less: Intangible assets
Goodwill	207,385	174,518
Other intangibles, net	78,724	14,416
Total intangibles, net	286,109	188,934
Total tangible shareholders' equity (Non-GAAP)	$2,380,984	$2,956,490

Total shares outstanding	48,319,404	48,430,805

Ratio of total shareholders' equity (book value) per share	$55.20	$64.95
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	49.28	61.05